Exhibit 99

FOR RELEASE – JANUARY 31, 2023

Corning Reports Fourth-Quarter and

Full-Year 2022 Financial Results

The company grew 2022 sales and EPS, building on a strong 2021 and demonstrating strategic resilience in a challenging external environment

Optical Communications and Hemlock and Emerging Growth Businesses delivered double-

digit year-over-year sales growth, and Display Technologies maintained stable pricing

For first-quarter 2023, management expects sales to be impacted by pandemic-related disruptions in China, with core sales in the range of $3.2 billion to $3.4 billion and core EPS in the range of $0.35 to $0.42

Pricing and productivity improvement actions taken in Q4 2022 are expected to deliver profitability and cash flow benefits starting in Q1 2023

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its fourth-quarter and full-year 2022 results and provided its outlook for first-quarter 2023.

Financial Performance

Fourth-Quarter 2022:

●	Fourth-quarter GAAP sales were $3.4 billion, and core sales were $3.6 billion.
●

Fourth-quarter GAAP EPS was $(0.04), and core EPS was $0.47. The primary differences between GAAP and core EPS stemmed from restructuring charges taken in the fourth quarter and from non-cash, mark-to-market adjustments associated with the company’s currency-hedging contracts and Japanese-yen-denominated debt.

●	Free cash flow for the quarter was $377 million.

Full-Year 2022:

●	For the full year, GAAP sales were $14.2 billion, up 1% year over year, and core sales were $14.8 billion, up 5%, versus a strong 2021.
o	Optical Communications’ annual sales surpassed $5 billion, reaching an all-time high.
o	Display Technologies maintained stable pricing year over year despite a sharp drop in panel maker utilization in the second half.
o	Specialty Materials and Environmental Technologies delivered consistent sales year over year, outperforming depressed end markets.
o

Hemlock and Emerging Growth Businesses generated 34% year-over-year growth, driven primarily by solar sales, as well as strong year-over-year growth in Pharmaceutical Technologies and Automotive Glass Solutions.

●	Full-year GAAP EPS was $1.54, and core EPS was $2.09. The primary differences between GAAP and core EPS stemmed from restructuring charges.
●	Full-year free cash flow was $1.24 billion.

First-Quarter 2023 Outlook:

●

For the first quarter, management expects core sales in the range of $3.2 billion to $3.4 billion and core EPS in the range of $0.35 to $0.42. Management expects sales to decline more than seasonally due to pandemic-related disruptions in China. Management took actions to increase price and improve productivity in the fourth quarter of 2022. The company expects the benefits of these actions to begin in the first quarter of 2023 and, as a result, profitability to improve despite an anticipated sequential sales decline.

Corning Reports Fourth-Quarter and Full-Year 2022 Financial Results

Wendell P. Weeks, chairman and chief executive officer, said: “In 2022, Corning grew core sales to $14.8 billion as we built on our strong positions in optical communications and solar – and our businesses continued outperforming their end markets. I’m pleased with the sales growth we continue to deliver despite recession-level demand in markets constituting about half of our sales. However, our profitability and cash flow have lagged sales growth as a number of pandemic-driven effects continue to ripple across the global economy. In response, we took significant additional price and productivity improvement actions in the fourth quarter that will improve margins and cash generation starting this year.”

Weeks continued, “We will continue to focus on operating each of our businesses well in 2023, including adapting to global and market dynamics, while simultaneously advancing long-term growth initiatives and capabilities that will drive our success as the global economy stabilizes. Even though the pandemic-related disruptions in China are currently impacting the television, automotive, smartphone, and IT markets, we’ll be ready to capture growth when consumer demand returns. We remain confident in our ability to deliver durable multiyear growth.”

Ed Schlesinger, executive vice president and chief financial officer, said: “In 2022, we grew full-year sales and EPS. In the fourth quarter, we took actions to further improve our profitability and cash flow. These actions included raising prices again in Optical Communications and Life Sciences, improving our productivity metrics, and reducing our inventory.”

Schlesinger continued, “Looking ahead, we’re well positioned to capture growth as our end markets recover. For the first quarter, we anticipate core sales in the range of $3.2 billion to $3.4 billion, and we expect sales to improve from these levels in the second quarter. The benefits of our recent actions will improve profitability despite lower sales, and we expect first-quarter core EPS in the range of $0.35 to $0.42.”

Strategy in Action

Corning strives to be a catalyst for positive change and to help move the world forward. The company drives profitable multiyear growth by inventing, making, and selling life-changing products while cultivating deep, trust-based relationships with industry leaders, ultimately incorporating more content into customers’ offerings. To do so, Corning takes a long-view approach, investing in a set of vital capabilities that are becoming increasingly relevant to profound transformations that touch many facets of daily life. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductor, and life sciences.

2022 highlights include:

●

Delivering innovations that offer unprecedented performance to meet the rigorous demands put on smartphone cover materials and allow people to do more right from their mobile devices by developing a new glass composition, Corning® Gorilla® Glass Victus® 2, that delivers improved drop performance on rough surfaces like concrete. Samsung Electronics Co., Ltd. will use the new composition as part of its next generation of Galaxy flagship smartphones. Additionally, Corning’s premium cover materials are also on the front and back of the Samsung Galaxy S22 devices, and Corning’s DX products are featured on all five rear cameras of the Samsung Galaxy S22 Ultra.

●

Enabling enhanced experiences for drivers and making vehicles greener by providing sustainable glass solutions for innovative, curved interior displays. Corning collaborated with LG Electronics, a global technology and vehicle component solutions innovator, to advance in-car connectivity, and with CarUX, a leading car display company owned by Innolux, to enable the future of automotive displays. Corning also continued expanding its gasoline particulate filter business into new markets as India advanced GPF implementation.

●

Helping build a more connected world. Corning teamed up with Nokia and Wesco to address operators’ labor and supply challenges with products that accelerate and simplify rural broadband deployment. To meet demand in Europe, Corning opened a new optical fiber manufacturing plant in Poland. Additionally, the company was joined by AT&T CEO John Stankey and U.S. Secretary of Commerce Gina Raimondo, whose leadership helped pass infrastructure legislation dedicated to connecting the unconnected, to announce a new optical cable manufacturing facility in Arizona to meet committed customer demand and address industry growth.

Corning Reports Fourth-Quarter and Full-Year 2022 Financial Results

●

Advancing the semiconductors that are fundamental to all of today’s technology by strengthening the United States’ leadership position in the growing industry. Sen. Charles Schumer and New York Gov. Kathy Hochul joined Corning to announce a government-backed expansion of its Advanced Optics facility in Fairport, New York, to bolster the supply chain. In Michigan, government funding is expected to allow the expansion of operations to meet the increasing global demand for hyperpure polysilicon in the semiconductor industry and address growing solar demand.

●

Developing sustainable practices across its industries. Corning expanded its supply of critical materials to the solar industry, submitted carbon reduction goals to the Science Based Targets initiative, and extended its leadership in renewable energy use. Corning also pioneered chemical recycling methods with the potential to drastically reduce single-use plastic consumption and waste in the Life Sciences industry.

●

Driving life-changing discovery – from clean energy to space exploration. Corning’s advanced optics technologies played a vital role in the first successful fusion-ignition experiment in history. The company also applied its industry-leading solutions to enable the world’s deepest look into the universe by engineering and manufacturing key optical instruments for NASA’s James Webb Space Telescope.

●

Building a more diverse, equitable, and inclusive work environment. Corning became a VETS Indexes Recognized Employer in recognition of the company’s many employees who are veterans as well as its work to hire, retain, promote, and support veterans, and the National Business Inclusion Consortium named Corning among its Best-of-the-Best Corporations for Inclusion.

Fourth-Quarter and Full-Year 2022 Results and Comparisons

(In millions, except per-share amounts)

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
GAAP Net Sales	$3,406	$3,488	(2%)	$3,676	(7%)	$14,189	$14,082	1%
GAAP Net (Loss) Income (1)	$(36)	$208	*	$487	*	$1,316	$1,906	(31%)
GAAP Diluted EPS	$(0.04)	$0.24	*	$0.56	*	$1.54	$1.28	20%
Core Sales (2)	$3,633	$3,666	(1%)	$3,714	(2%)	$14,805	$14,120	5%
Core Net Income (2)	$402	$438	(8%)	$465	(14%)	$1,794	$1,811	(1%)
Core EPS (2)	$0.47	$0.51	(8%)	$0.54	(13%)	$2.09	$2.07	1%

(1) Represents GAAP net (loss) income attributable to Corning Incorporated.

(2) Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

* Not Meaningful

Fourth-Quarter and Full-Year 2022 Segment Results

The fourth-quarter and full-year 2022 results below are prepared on a basis consistent with Corning’s segment reporting as presented in the company’s consolidated financial statements.

Optical Communications

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
Net Sales	$1,195	$1,317	(9%)	$1,206	(1%)	$5,023	$4,349	15%
Net Income Before Tax	$164	$233	(30%)	$198	(17%)	$841	$705	19%
Net Income	$130	$183	(29%)	$155	(16%)	$661	$553	20%

In Optical Communications, fourth-quarter sales were $1.2 billion, down 9% sequentially, driven by the pacing of customer projects. For the full year, sales surpassed $5 billion, an increase of 15%, driven by 5G, broadband, and cloud computing.

Corning Reports Fourth-Quarter and Full-Year 2022 Financial Results

Display Technologies

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
Net Sales	$783	$686	14%	$942	(17%)	$3,306	$3,700	(11%)
Net Income Before Tax	$217	$169	28%	$317	(32%)	$972	$1,209	(20%)
Net Income	$171	$134	28%	$252	(32%)	$769	$960	(20%)

In Display Technologies, fourth-quarter sales were $783 million, up 14% sequentially, as panel maker utilization increases drove higher volume, and glass price was consistent with the third quarter. Net income was $171 million, up 28% sequentially, driven by strong execution and additional volume. For the full year, sales were $3.3 billion, down 11% year over year, driven by lower glass volume as a result of the industry correction in the second half of 2022. Glass price was consistent for the full year, and the company expects glass price in the first quarter to remain consistent with the fourth quarter.

Specialty Materials

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
Net Sales	$505	$519	(3%)	$518	(3%)	$2,002	$2,008	—
Net Income Before Tax	$98	$122	(20%)	$117	(16%)	$430	$470	(9%)
Net Income	$78	$96	(19%)	$92	(15%)	$340	$371	(8%)

In Specialty Materials, fourth-quarter sales were $505 million, down 3% sequentially and year over year, but outperformed the smartphone and IT markets driven by customer product launches and continued strong demand for premium glasses and advanced optics products. Full-year sales were consistent as the segment outperformed the smartphone and IT markets, which were down by 11% and 15% respectively. Full-year net income was $340 million, down 8% year over year, due to continued investment in next-generation materials for consumer electronics and semiconductor equipment, as well as new markets, such as bendable devices and augmented reality.

Environmental Technologies

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
Net Sales	$394	$425	(7%)	$353	12%	$1,584	$1,586	—
Net Income Before Tax	$88	$110	(20%)	$69	28%	$370	$341	9%
Net Income	$69	$87	(21%)	$54	28%	$292	$269	9%

In Environmental Technologies, fourth-quarter sales were $394 million, down 7% sequentially, as OEMs in China reduced production in December. Full-year sales remained consistent as light- and heavy-duty markets in China remained weak and global automotive-market growth was restricted.

Life Sciences

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
Net Sales	$294	$312	(6%)	$317	(7%)	$1,228	$1,234	—
Net Income Before Tax	$39	$54	(28%)	$61	(36%)	$193	$245	(21%)
Net Income	$31	$43	(28%)	$49	(37%)	$153	$194	(21%)

In Life Sciences, fourth-quarter sales were $294 million, down sequentially and year over year, reflecting lower demand for COVID-related products. Fourth-quarter net income was down, driven by lower sales and the impact of reducing inventory. Full-year sales of $1.2 billion were consistent with a strong 2021, while net income was $153 million, down 21%, as the unexpected shift in demand away from COVID-related products led to significantly lower productivity in the company’s manufacturing operations.

Corning Reports Fourth-Quarter and Full-Year 2022 Financial Results

Hemlock and Emerging Growth Businesses

	Q4 2022	Q3 2022	% change	Q4 2021	% change	Full-year 2022	Full-year 2021	% change
Net Sales	$462	$407	14%	$378	22%	$1,662	$1,243	34%
Net Income (Loss) Before Tax	$9	$26	(65%)	$(8)	*	$63	$(62)	*
Net Income (Loss)	$4	$18	(78%)	$(7)	*	$39	$(51)	*

* Not Meaningful

In Hemlock and Emerging Growth Businesses, fourth-quarter sales were $462 million, up 14% sequentially. Full-year sales were $1.7 billion, up 34% year over year, driven by continued strong demand for solar polysilicon, as well as strong year-over-year growth in Pharmaceutical Technologies and Automotive Glass Solutions.

Upcoming Investor Events

On March 2, Corning will attend the Susquehanna Financial Group, LLLP 12th Annual Technology Conference. On March 7, Corning will attend the Morgan Stanley Technology, Media and Telecom Conference. Corning will also host management visits to investor offices in select cities. Visit the company’s Investor Relations’ website for up-to-date conference information.

Fourth-Quarter Conference Call Information

The company will host its fourth-quarter conference call on Tuesday, Jan. 31, at 8:30 a.m. EST. To participate, individuals may pre-register here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and personal PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company's Investor Relations’ events page and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management's control. As a result, management is unable to provide outlook information on a GAAP basis.

Caution Concerning Forward-Looking Statements

The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Corning Reports Fourth-Quarter and Full-Year 2022 Financial Results

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; changes in macroeconomic and market conditions, market volatility, including developments and volatility arising from the COVID-19 pandemic, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won), the availability of government incentives, decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the amount and timing of any future dividends; the duration and severity of the COVID-19 pandemic and its impact across our businesses on demand, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; unanticipated disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Corning Reports Fourth-Quarter and Full-Year 2022 Financial Results

Media Relations Contact:

Megan Whittemore
(202) 661-4171
whittemom@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$3,406	$3,676	$14,189	$14,082
Cost of sales	2,491	2,405	9,683	9,019

Gross margin	915	1,271	4,506	5,063

Operating expenses:
Selling, general and administrative expenses	517	476	1,898	1,827
Research, development and engineering expenses	281	280	1,047	995
Amortization of purchased intangibles	31	32	123	129

Operating income	86	483	1,438	2,112

Interest income	6	3	15	11
Interest expense	(76)	(73)	(292)	(300)
Translated earnings contract gain, net	94	92	351	354
Other (expense) income, net	(106)	80	285	249

Income before income taxes	4	585	1,797	2,426
Provision for income taxes	(31)	(89)	(411)	(491)

Net (loss) income	(27)	496	1,386	1,935

Net income attributable to non-controlling interest	(9)	(9)	(70)	(29)

Net (loss) income attributable to Corning Incorporated	$(36)	$487	$1,316	$1,906

(Loss) earnings per common share available to common shareholders:
Basic	$(0.04)	$0.57	$1.56	$1.30
Diluted	$(0.04)	$0.56	$1.54	$1.28

Reconciliation of net (loss) income attributable to Corning Incorporated versus net (loss) income available to common shareholders:

Net (loss) income attributable to Corning Incorporated	$(36)	$487	$1,316	$1,906

Series A convertible preferred stock dividend				(24)
Excess consideration paid for redemption of preferred shares				(803)

Net (loss) income available to common shareholders	$(36)	$487	$1,316	$1,079

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	December 31,
	2022	2021
Assets

Current assets:
Cash and cash equivalents	$1,671	$2,148
Trade accounts receivable, net of doubtful accounts	1,664	2,004
Inventories	2,904	2,481
Other current assets	1,157	1,026
Total current assets	7,396	7,659

Property, plant and equipment, net of accumulated depreciation	15,371	15,804
Goodwill, net	2,394	2,421
Other intangible assets, net	1,029	1,148
Deferred income taxes	1,073	1,066
Other assets	2,179	2,056

Total Assets	$29,442	$30,154

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$224	$55
Accounts payable	1,804	1,612
Other accrued liabilities	3,090	3,139
Total current liabilities	5,118	4,806

Long-term debt	6,687	6,989
Postretirement benefits other than pensions	407	622
Other liabilities	4,955	5,192
Total liabilities	17,167	17,609

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	910	907
Additional paid-in capital – common stock	16,682	16,475
Retained earnings	16,778	16,389
Treasury stock, at cost; Shares held: 977 million and 970 million	(20,532)	(20,263)
Accumulated other comprehensive loss	(1,830)	(1,175)
Total Corning Incorporated shareholders’ equity	12,008	12,333
Non-controlling interest	267	212
Total equity	12,275	12,545

Total Liabilities and Equity	$29,442	$30,154

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net (loss) income	$(27)	$496	$1,386	$1,935
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	315	347	1,329	1,352
Amortization of purchased intangibles	31	32	123	129
Loss on disposal of assets	79	49	189	57
Severance charges (reversals)	62	(13)	70	(13)
Share-based compensation expense	30	73	175	190
Translation loss (gain) on Japanese yen-denominated debt	130	(53)	(191)	(180)
Deferred tax (benefit) provision	(104)	(52)	(46)	16
Translated earnings contract gain	(94)	(92)	(351)	(354)
Unrealized translation (gain) loss on transactions	(72)	12	68	77
Changes in certain working capital items:
Trade accounts receivable	9	92	170	(54)
Inventories	115	(31)	(522)	(103)
Other current assets	(134)	(14)	(139)	(224)
Accounts payable and other current liabilities	267	301	292	772
Customer deposits and government incentives	(34)	(34)	110	28
Deferred income	(34)	(24)	(49)	(116)
Other, net	78	(66)	1	(100)
Net cash provided by operating activities	617	1,023	2,615	3,412

Cash Flows from Investing Activities:
Capital expenditures	(403)	(623)	(1,604)	(1,637)
(Payments) proceeds from sale of business	(1)	1	76	103
Investments in and proceeds from unconsolidated entities, net	(28)	(3)	(38)	84
Realized gains on translated earnings contracts	91	37	300	67
Premiums paid on hedging contracts	(49)	(20)	(75)	(48)
Other, net	4	(8)	(14)	12
Net cash used in investing activities	(386)	(616)	(1,355)	(1,419)

Cash Flows from Financing Activities:
Repayments of short-term borrowings			(87)	(144)
Repayments of long-term debt				(716)
Proceeds from issuance of short-term debt			70
Proceeds from issuance of long-term debt	20	3	57	22
Payment for redemption of preferred stock			(507)	(507)
Payments of employee withholding tax on stock awards	(3)	(4)	(47)	(61)
Proceeds from exercise of stock options	5	6	40	97
Purchases of common stock for treasury		(252)	(221)	(274)
Dividends paid	(236)	(212)	(932)	(871)
Other, net	(5)	(3)	(22)	2
Net cash used in financing activities	(219)	(462)	(1,649)	(2,452)
Effect of exchange rates on cash	29	(9)	(88)	(65)
Net increase (decrease) in cash and cash equivalents	41	(64)	(477)	(524)
Cash and cash equivalents at beginning of year	1,630	2,212	2,148	2,672
Cash and cash equivalents at end of year	$1,671	$2,148	$1,671	$2,148

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net (loss) income attributable to Corning Incorporated	$(36)	$487	$1,316	$1,906
Less: Series A convertible preferred stock dividend				24
Less: Excess consideration paid for redemption of preferred shares				803
Net (loss) income available to common shareholders – basic	(36)	487	1,316	1,079
Net (loss) income available to common shareholders - diluted	$(36)	$487	$1,316	$1,079

Weighted-average common shares outstanding - basic	843	849	843	828
Effect of dilutive securities:
Stock options and other dilutive securities		15	14	16
Weighted-average common shares outstanding - diluted	843	864	857	844
Basic (loss) earnings per common share	$(0.04)	$0.57	$1.56	$1.30
Diluted (loss) earnings per common share	$(0.04)	$0.56	$1.54	$1.28

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Core net income attributable to Corning Incorporated	$402	$465	$1,794	$1,811
Less: Series A convertible preferred stock dividend				24
Core net income available to common shareholders - basic	402	465	1,794	1,787
Plus: Series A convertible preferred stock dividend				24
Core net income available to common shareholders - diluted	$402	$465	$1,794	$1,811

Weighted-average common shares outstanding - basic	843	849	843	828
Effect of dilutive securities:
Stock options and other dilutive securities	13	15	14	16
Series A convertible preferred stock				31
Weighted-average common shares outstanding - diluted	856	864	857	875
Core basic earnings per common share	$0.48	$0.55	$2.13	$2.16
Core diluted earnings per common share	$0.47	$0.54	$2.09	$2.07

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to arrive at our core performance measures. These items include the impact of translating the Japanese yen-denominated debt, the impact of the translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment, and other charges and credits, certain litigation, regulatory and other legal matters, pension mark-to-market adjustments and other items which do not reflect the ongoing operating results of the Company.

In addition, because a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. Therefore, management utilizes constant-currency reporting for Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences segments to exclude the impact from the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro, as applicable to the segment. The most significant constant-currency adjustment relates to the Japanese yen exposure within the Display Technologies segment. We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged. For details of the rates used, please see the footnotes to the “Reconciliation of Non-GAAP Measures” section.

We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuation, analyze underlying trends in the businesses, and establish operational goals and forecasts. Further, it reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.

Core performance measures are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), but management believes that reporting core performance measures provides investors with greater transparency to the information used by our management team to make financial and operational decisions. We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures. With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management's control. As a result, management is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Three Months Ended December 31, 2022 and 2021

(Unaudited; in millions, except per share amounts)

	Three months ended December 31, 2022
			Net (loss) income
			attributable	Effective
	Net	Income before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported	$3,406	$4	$(36)	*	$(0.04)
Constant-currency adjustment (1)	227	161	148		0.18
Translation loss on Japanese yen-denominated debt (2)		130	100		0.12
Translated earnings contract gain, net (3)		(91)	(70)		(0.08)
Acquisition-related costs (4)		33	25		0.03
Discrete tax items and other tax-related adjustments (5)			46		0.05
Restructuring, impairment and other charges and credits (6)		197	150		0.18
Litigation, regulatory and other legal matters (7)		35	28		0.03
Pension mark-to-market adjustment (8)		30	25		0.03
Gain on investment (9)		(16)	(14)		(0.02)
Core performance measures	$3,633	$483	$402	14.9%	$0.47

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the effective tax rate (“ETR”) excludes net income attributable to non-controlling interests (“NCI”) of $9 million.
*	Not Meaningful

	Three months ended December 31, 2021
			Net income
			attributable	Effective
	Net	Income before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported	$3,676	$585	$487	15.2%	$0.56
Constant-currency adjustment (1)	38	40	47		0.05
Translation gain on Japanese yen-denominated debt (2)		(53)	(40)		(0.05)
Translated earnings contract gain, net (3)		(92)	(71)		(0.08)
Acquisition-related costs (4)		36	28		0.03
Discrete tax items and other tax-related adjustments (5)			(29)		(0.03)
Restructuring, impairment and other charges and credits (6)		68	45		0.05
Litigation, regulatory and other legal matters (7)		5	4		0.00
Pension mark-to-market adjustment (8)		9	7		0.01
Gain on investment (9)		(16)	(13)		(0.02)
Core performance measures	$3,714	$582	$465	18.6%	$0.54

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes net income attributable to NCI of $9 million.

See “Items Excluded from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Year Ended December 31, 2022

(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2022
			Net income
		Income	attributable	Effective
	Net	before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$14,189	$1,797	$1,316	22.9%	$1.54
Constant-currency adjustment (1)	616	480	369		0.43
Translation gain on Japanese yen-denominated debt (2)		(191)	(146)		(0.17)
Translated earnings contract gain, net (3)		(348)	(267)		(0.31)
Acquisition-related costs (4)		140	109		0.13
Discrete tax items and other tax-related adjustments (5)			84		0.10
Restructuring, impairment and other charges and credits (6)		414	316		0.37
Litigation, regulatory and other legal matters (7)		100	77		0.09
Pension mark-to-market adjustment (8)		11	10		0.01
Gain on investments (9)		(8)	(8)		(0.01)
Gain on sale of business (10)		(53)	(41)		(0.05)
Contingent consideration (11)		(32)	(25)		(0.03)
Core performance measures	$14,805	$2,310	$1,794	19.3%	$2.09

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes net income attributable to NCI of $70 million.

See “Items Excluded from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Year Ended December 31, 2021

(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2021
			Net income
		Income	attributable	Effective
	Net	before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$14,082	$2,426	$1,906	20.2%	$1.28
Preferred stock redemption (c)					0.90
Subtotal	14,082	2,426	1,906	20.2%	2.18

Constant-currency adjustment (1)	38	87	76		0.09
Translation gain on Japanese yen-denominated debt (2)		(180)	(138)		(0.16)
Translated earnings contract gain, net (3)		(354)	(273)		(0.32)
Acquisition-related costs (4)		159	123		0.15
Discrete tax items and other tax-related adjustments (5)			(24)		(0.03)
Restructuring, impairment and other charges and credits (6)		110	78		0.09
Litigation, regulatory and other legal matters (7)		16	27		0.03
Pension mark-to-market adjustment (8)		32	25		0.03
Loss on investments (9)		23	17		0.02
Gain on sale of business (10)		(54)	(46)		(0.05)
Preferred stock conversion (12)		17	17		0.02
Bond redemption loss (13)		31	23		0.03
Core performance measures	$14,120	$2,313	$1,811	20.4%	$2.07

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes net income attributable to NCI of $29 million.
(c)	Pursuant to the Share Repurchase Agreement, the Preferred Stock was converted into 115 million Common Shares. Corning immediately repurchased 35 million of the converted Common Shares and excluded them from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The redemption of these Common Shares resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders.

See “Items Excluded from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Three Months Ended December 31, 2022 and 2021

(Unaudited; in millions)

	Three months ended December 31, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$915	26.9%	$517	$281	$86	2.5%
Constant-currency adjustment (1)	162		4	1	157
Acquisition-related costs (4)					31
Restructuring, impairment and other charges and credits (6)	144		(27)	(16)	187
Litigation, regulatory and other legal matters (7)			(35)		35
Pension mark-to-market adjustment (8)	1		(8)	(2)	11
Core performance measures	$1,222	33.6%	$451	$264	$507	14.0%

	Three months ended December 31, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$1,271	34.6%	$476	$280	$483	13.1%
Constant-currency adjustment (1)	39				39
Acquisition-related costs (4)			1		31
Restructuring, impairment and other charges and credits (6)	45		7	2	36
Litigation, regulatory and other legal matters (7)			(5)		5
Pension mark-to-market adjustment (8)			(7)	(2)	9
Core performance measures	$1,355	36.5%	$472	$280	$603	16.2%

See “Items Excluded from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Years Ended December 31, 2022 and 2021

(Unaudited; in millions)

	Year ended December 31, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$4,506	31.8%	$1,898	$1,047	$1,438	10.1%
Constant-currency adjustment (1)	483		8	1	474
Acquisition-related costs (4)			3	(1)	121
Restructuring, impairment and other charges and credits (6)	337		(51)	(16)	404
Litigation, regulatory and other legal matters (7)			(109)		109
Pension mark-to-market adjustment (8)	1		25	6	(30)
Contingent consideration (11)			26		(26)
Core performance measures	$5,327	36.0%	$1,800	$1,037	$2,490	16.8%

	Year ended December 31, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$5,063	36.0%	$1,827	$995	$2,112	15.0%
Constant-currency adjustment (1)	81		(3)		84
Acquisition-related costs (4)	18		(1)	(1)	149
Restructuring, impairment and other charges and credits (6)	80		3	(1)	78
Litigation, regulatory and other legal matters (7)			(16)		16
Pension mark-to-market adjustment (8)			(18)	(5)	23
Core performance measures	$5,242	37.1%	$1,792	$988	$2,462	17.4%

See “Items Excluded from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Three and Twelve Months Ended December 31, 2022 and 2021

(Unaudited; in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities	$617	$1,023	$2,615	$3,412
Realized gains on translated earnings contracts	91	37	300	67
Translation gain (loss) on cash balances	72	(12)	(68)	(77)
Adjusted cash flows from operating activities	$780	$1,048	$2,847	$3,402

Less: Capital expenditures	$403	$623	$1,604	$1,637

Free cash flow	$377	$425	$1,243	$1,765

Items Excluded from GAAP Measures

Items we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustment: As a significant portion of revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. The Company utilizes constant-currency reporting for Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences segments for the Japanese yen, Korean won, Chinese yuan, New Taiwan dollar and Euro, as applicable to the segment.

Constant-currency rates are as follows and are applied to all periods presented:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation of Japanese yen-denominated debt: Amount reflects the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract: Amount reflects the impact of the realized and unrealized gains and losses from the Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: Amount reflects intangible amortization, inventory valuation adjustments and external acquisition-related deal costs, as well as other transaction related costs.
(5)

Discrete tax items and other tax-related adjustments: Amount reflects certain discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves and changes in deferred tax asset valuation allowances, as well as other tax-related adjustments.

(6)	Restructuring, impairment and other charges and credits: Amount reflects certain restructuring, impairment losses and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to ongoing operations. The activity during 2022 primarily relates to capacity optimization for Display Technologies and an emerging growth business and severance charges across all segments. The activity in 2021 primarily relates to asset write-offs and charges for facility repairs resulting from the impact of power outages; the Company is pursuing recoveries under its applicable property insurance policies.
(7)	Litigation, regulatory and other legal matters: Amount reflects developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.
(8)	Pension mark-to-market adjustment: Amount primarily reflects defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(9)	Gain (loss) on investments: Amount reflects the gain or loss recognized on investment due to mark-to-mark adjustments for the change in fair value or the disposition of the investment.
(10)	Gain on sale of business: Amount reflects the gain recognized for the sale of a business.
(11)	Contingent consideration: Amount reflects the fair value mark-to-market cost adjustment of contingent consideration resulting from the HSG transaction on September 9, 2020.
(12)	Preferred stock conversion: Amount reflects the put option from the Share Repurchase Agreement with Samsung Display Co., Ltd.
(13)	Bond redemption loss: Amount reflects premiums on redemption of debentures.